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                                                                   EXHIBIT 23(b)









INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Registration Statement of Applied Industrial Technologies, Inc. on Form S-4 of our report dated August 6, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Applied Industrial Technologies, Inc., listed in Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP
Cleveland, Ohio
May 23, 1997